Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                   As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 9, 2001 included in Pharmaceutical Resources, Inc. Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.






                                                /s/ Arthur Andersen LLP
                                                Arthur Andersen LLP



Roseland, New Jersey
September 5, 2001